UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

(Commission File Number)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by Item 1.01 of Form 8-K is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 6, 2014, Vitamin Shoppe, Inc. (the “Company”), through VS Hercules LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“VSH”), acquired 100% of the outstanding equity interests in FDC Vitamins, LLC, a Florida limited liability company (d/b/a Nutri-Force Nutrition, “Nutri-Force”) for a purchase price of approximately $80 million plus a potential earn-out payment of up to $5 million based on Nutri-Force’s fiscal 2014 financial performance, subject to a working capital adjustment (the “Acquisition”). Nutri-Force is a Miami Lakes, Florida-based vitamins, minerals and supplements (VMS) manufacturer and distributor. The Acquisition, which was funded with cash on hand, was effected through an LLC Interest Purchase Agreement (the “Purchase Agreement”) among VSH, the Company, Nutri-Force and holders representing approximately 98.6% of the outstanding equity interests in Nutri-Force (on a fully-diluted basis), consisting of MBF/FDC Acquisition, LLC, a Delaware limited liability company (“MBF Acquisition”), FDC Management, LLC, a Florida limited liability company (“FDC Management”), FDC Limited II, LLC, a Florida limited liability company (“FDC Limited II”), Nutri-Force Nutrition, Inc., a Florida corporation (“NFN”), Anthony Alfonso, Dan Alhadeff, Gilberto Diaz and Steve Marble (Messrs. Alfonso, Alhadeff, Diaz and Marble, together with MBF Acquisition, FDC Management, FDC Limited II and NFN, collectively, the “Equityholders”), and other similar LLC Interest Purchase Agreements with the remaining holders of equity interests in Nutri-Force. Vitamin Shoppe Industries Inc., a New York corporation and a direct wholly-owned subsidiary of the Company, is a party to certain purchasing agreements with Nutri-Force pursuant to which the Company purchases certain of Nutri-Force’s branded products, including Nutri-Force Sports and Betancourt.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to certain limitations, the Equityholders, on the one hand, and the Company and VSH, on the other hand, have agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters, and the Equityholders’ indemnification obligations are secured, in part, by an escrow of a portion of the purchase price.

The representations, warranties and disclosures contained in the Purchase Agreement were made by the parties to each other as of specific dates and to evidence their agreement on various matters. These representations, warranties and disclosures were made solely for purposes of the Purchase Agreement and may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the Acquisition, or may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes.

The foregoing description of the Purchase Agreement and the Acquisition is a summary of, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 9, 2014, the Company issued a press release announcing the completion of the Acquisition described above in Item 2.01 of this Current Report on Form 8-K.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

NOTE: The information furnished under Item 7.01 (Regulation FD Disclosure) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.:	Exhibit:

2.1	LLC Interest Purchase Agreement, dated as of June 6, 2014, by and among VSH, the Company, the Equityholders and Nutri-Force.

99.1	Press Release of the Company, dated June 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 9, 2014	By:	/s/ Jean W. Frydman
	Name:	Jean W. Frydman
	Title:	Senior Vice President, General Counsel and Corporate Secretary